Exhibit 99.1

PRESS RELEASE

Union National Financial Corporation Reports Earnings for the Second Quarter of 2009

Lancaster, Pennsylvania, July 31, 2009.  Union National Financial Corporation (OTCBB: UNNF), the parent company of Union National Community Bank, reported net income of $105,000 or basic and diluted earnings per share of $0.04 for the second quarter of 2009, as compared to net income of $304,000 or basic and diluted earnings per share of $0.12 for the same period in 2008.  The Corporation posted a net loss for the first six months of 2009 of ($404,000) or a ($0.15) basic and diluted loss per share, compared to net income for the first six months of 2008 of $717,000 or $0.28 basic and diluted earnings per share.

Interest and fees on loans and leases for the first six months of 2009 declined by 13% when compared to the same period in 2008 as (i) outstanding loans decreased by $25 million from June 30, 2008 to June 30, 2009 due to weaker loan demand from creditworthy borrowers, and (ii) many of the Corporation’s outstanding loans have variable rate structures resulting in a reduced loan yield from the low market interest rates that have persisted throughout 2009.  Additionally, fixed-income investment yields on re-invested proceeds from investment maturities, prepayments, and sales have significantly decreased in the current low interest rate environment.  With the combination of reduced interest income on loans and investments, while much of the Corporation’s borrowing costs were at fixed interest rates, the Corporation’s net interest margin percentage declined to 2.61% for the first six months of 2009 as compared to 3.18% for the first six months of 2008.  The net interest margin of 2.65% for the second quarter of 2009 did increase slightly from the net interest margin of 2.58% for the first quarter of 2009 as the Corporation continued to take measures to reduce its cost of funds, including prepaying $12 million of higher-cost long-term debt with the Federal Home Loan Bank of Pittsburgh (FHLB).

Second quarter 2009 operating results also reflected the impact of several non-routine transactions, including $278,000 of other income from an insurance payment to the Corporation in recovery of a fraud loss in 2008, $237,000 of non-interest expense related to the FDIC’s special assessment on deposit-insured institutions, $393,000 of non-interest expense related to FHLB debt prepayment penalties, and $462,000 of other-than-temporary impairment (OTTI) charges.  The OTTI charges in the second quarter of 2009 primarily related to a private-issuer mortgage-backed security which was recently downgraded to below-investment-grade status.  The $839,000 of OTTI charges in the first quarter of 2009 related to three pooled trust-preferred debt securities that were downgraded to below-investment-grade in 2009.  The total impairment charges for the first six months of 2009 of $1,301,000 were more than offset by realized net gains on the sale of investment securities of $1,394,000 for the first six months of 2009, with $983,000 of investment gains being realized in the second quarter primarily from sales of fully guaranteed U.S. Government mortgage-backed securities.

Deposits grew 11% during the first six months of 2009 as the Corporation successfully maintained a strong liquidity position through lower-cost in-market deposit growth.  Total loans decreased 2% from December 31, 2008 to June 30, 2009.  Union National continues to focus its lending efforts on creditworthy consumers and businesses, with necessary consideration given to increased credit risks posed by rising unemployment and the continuing weak economy and real estate market.  Nonperforming loans and leases increased to 1.93% of total loans and leases at June 30, 2009, as compared to 1.38% at December 31, 2008 and 0.76% at June 30, 2008.  The provision for credit losses was $611,000 for the second quarter of 2009 as compared to $313,000 for the first quarter of 2009 and $139,000 for the second quarter of 2008.  The Corporation continues to maintain a credit loss reserve with increasing consideration to the poor economy and credit weaknesses among borrowers.  Also, the Corporation incurred a $539,000 charge-off to a now-closed specialty manufacturing business related to the automotive industry.  The allowance for credit losses increased to 1.25% of loans at June 30, 2009 as compared to 1.22% of loans at December 31, 2008 and 1.02% of loans at June 30, 2008.  Union National continues to closely monitor the loan portfolio and the adequacy of the loan loss reserve considering underlying borrower financial performance and collateral values, and increasing credit risks.

“Although the persisting weak economy and low interest rate environment have continued to hold back our net interest earnings and higher revenue potential, we continue to take and pursue necessary measures to further strengthen Union National’s safe and sound capital and liquidity positions, and to operate more efficiently, while managing increasing risks,” said Mark Gainer, Chairman, Chief Executive Officer and President of Union National Financial Corporation.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ include, but are not limited to, the following: the strategic initiatives and business plans may not be satisfactorily completed or executed, if at all; increased demand or prices for the Corporation’s financial services and products may not occur; changing economic and competitive conditions; technological developments; the effectiveness of the Corporation’s business strategy due to changes in current or future market conditions; effects of deterioration of economic conditions on customers specifically the effect on loan customers to repay loans; inability of the Corporation to raise or achieve desired or required levels of capital; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; relationships with customers and employees; challenges in establishing and maintaining operations; volatilities in the securities markets; and deteriorating economic conditions and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Financial Highlights
(Unaudited; dollars in thousands, except per share data)

Income Statement Data	Three Months Ended June 30,				Six Months Ended June 30,
	2009	2008	% Change		2009	2008	% Change

Interest and Fees on Loans and Leases	$5,496	$6,146	(11	) %	$10,881	$12,507	(13	) %
Net Interest Income	3,052	3,691	(17)		5,923	7,125	(17)
Provision for Credit Losses	611	139	340		924	279	231
Non-Interest Income (excluding investment activities)	1,517	1,224	24		2,564	2,445	5
Non-Interest Expense	4,480	4,430	1		8,494	8,616	(1)
Net Income (Loss)	105	304	(65)		(404)	717	(156)

Investment Activities:
Investment Securities - Realized Gains	983	10	9,730		1,394	201	594
Less: Impairment Charge on Investment Securities	462	─	100		1,301	─	100
Net Investment Securities Gains	521	10	5,110		93	201	(54)

Per Share Information:
Earnings (Loss) Per Share – Basic	$0.04	$0.12	(67	) %	$(0.15)	$0.28	(154	) %
Earnings (Loss) Per Share – Diluted	0.04	0.12	(67)		(0.15)	0.28	(154)

Performance Ratios:
Net Interest Margin % (Taxable-Equivalent)	2.65%	3.31%	(20	) %	2.61%	3.18%	(18	) %
Return on Average Stockholders’ Equity	1.34	4.18	(68)		(2.57)	4.91	(152)
Return on Average Realized Stockholders’ Equity (1)	1.35	4.06	(67)		(2.59)	4.84	(154)

(1) Excludes the impact of accumulated other comprehensive income (loss) on total stockholders’ equity.

Balance Sheet Data	Balance Sheet As Of
	Unaudited	Audited (2)	Unaudited
	June 30, 2009	Dec. 31, 2008	June 30, 2008
Cash and Cash Equivalents	$43,070	$31,837	$15,445
Total Loans and Leases	349,958	358,280	375,275
Allowance for Credit Losses	(4,364)	(4,358)	(3,831)
Total Assets	515,737	485,109	493,288
Total Deposits	425,668	383,577	372,505
Total Stockholders’ Equity	30,602	30,794	29,873

Per Share Information:
Book Value Per Share	$11.19	$11.32	$11.02

Balance Sheet Ratios:
Nonperforming Loans and Leases as a % of Total Loans and Leases	1.93%	1.38%	0.76%
Total Stockholders’ Equity as a % of Total Assets	5.93%	6.35%	6.06%

(2) Derived from audited financial statements; does not include footnote disclosures.

Regulatory Capital Measures	Union National Community Bank
	June 30, 2009	December 31, 2008	June 30, 2008	Regulatory Standard for Adequately Capitalized	Regulatory Standard for Well Capitalized

Tier 1 (Leverage) Capital	7.96%	8.41%	8.35%	4.00%	5.00%
Tier 1 Risk-Based Capital	9.82	9.97	9.70	4.00	6.00
Total Risk-Based Capital	12.34	12.51	12.04	8.00	10.00

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities since 1853.  The bank provides a full range of financial services for both retail and business customers, and offers insurance, retirement plan services and wealth management services through Union National Advisors.  Union National Community Bank has ten full-service offices in Lancaster County, Pennsylvania.

For further information, please contact:          Mark D. Gainer, Chairman, CEO and President
Union National Financial Corporation
570 Lausch Lane, Suite 300
Lancaster, PA 17601
(717) 519-8630